Exhibit 10.25

Code of CONDUCT Home of the Good Guys

Table of Contents

Our Values 3

Chapter 1 Introduction 4
1.1 Understanding and Complying with the Code 4
1.2 Making Ethical Decisions 4
1.3 Reporting Compliance Concerns 5
1.4 Cooperating With Internal and External Investigations 6
1.5 Leadership Responsibilities 6
1.6 Penalties for Code Violations 6

Chapter 2 Our Employees 7
2.1 We cultivate a diverse workplace 7
2.2 We do not tolerate discrimination 8
2.3 We maintain a safe and secure work environment 8
2.3.1 Violence and Weapons 8
2.3.2 Environmental Health and Safety 9
2.3.3 Illegal Drugs and Controlled Substances 9
2.3.4 Alcohol 9
2.4 We avoid unproductive and unlawful activities 10
2.5 We protect personal information 10
2.6 We monitor employee activity as permitted by law and dictated by legitimate business needs..... 10
2.7 We conduct ourselves with integrity both on and off the job 10
2.8 We do not trade on or disclose insider information 11
2.9 We avoid conflicts of interest 11
2.9.1 Close Personal Relationships 12
2.9.2 Outside Employment 12
2.9.3 Outside Activities 12
2.9.4 Personal Political Interests 13
2.9.5 Significant Financial Interest in Clients, Suppliers, or Competitors 13
2.9.6 Transactions in Securities 13
2.9.7 Loans 13

Chapter 3 Our Company 14
3.1 We create and maintain accurate records 14
3.2 We promote transparent and complete disclosure 14
3.3 We properly manage and retain company records 15
3.4 We safeguard company information 15
3.4.1 What to Protect 15
3.4.2 How to Protect It 15
3.4.3 When to Protect It 15
3.5 We communicate in a professional manner 16
3.6 We use social media responsibly 16
3.7 We protect the security of our operations 16
3.8 We use our assets wisely 17
3.8.1 Company Funds 17
3.8.2 Company Benefits 17
3.8.3 Company Communications Systems and Equipment 17
3.9 We protect our intellectual property 17

Chapter 4 The Marketplace 18
4.1 We respect client privacy 18
4.2 We respect the intellectual property rights of others 19
4.3 We market and sell our products and services responsibly 19
4.4 We obtain competitive information appropriately 20
4.5 We use care in procurement and contracting 20
4.6 We do not solicit, accept, or give gifts or entertainment that might affect business judgment 21
4.7 We do not offer or accept bribes, kickbacks, or gratuities 21
4.8 We compete fairly 21
4.9 We comply with international law 22

Chapter 5 The Community 23
5.1 We communicate honestly and effectively with the media 23
5.2 We support charitable giving and volunteering 24
5.3 We support involvement in the political process 24

Our Values Our core values define who we are and what we do. They form the foundation of our business. Honesty... Accountability... Integrity... Progressiveness... Community... tell the truth take responsibility for your actions do the right thing find a better way achieve common goals 3

Introduction Chapter 1 Our Code of Conduct (the “Code”)¹ is a statement of the principles and expectations that guide ethical conduct at our Company. The Code is not a contract of employment and does not give you rights of any kind. Unless governed by a collective bargaining agreement, employment at the Company is “at will,” which means that you or the Company may terminate your employment for any reason or no reason, with or without notice, at any time. The Code applies to anyone who acts on behalf of the Company or its subsidiaries, including employees, officers, directors, agents, consultants, temporary workers, and interns.² Each of us is responsible for promoting and reinforcing an ethical business environment by: • Understanding and complying with the Code • Making ethical decisions • Reporting compliance concerns and suspected violations • Cooperating with internal and external investigations 1.1 Understanding and complying with the Code • Read the entire Code • Think about how the Code applies to you and your job • Consider how you would handle ethical situations that you might face • Take the Code of Conduct training module and other Company compliance training as assigned • If you have questions, ask your supervisor or the Legal Department, or contact the Security and Ethics Hotline or the Security Reporting Website You are also required to conduct the Company’s business in accordance with applicable law and to comply with company policies and rules other than the Code. These policies and rules may be referred to in the Code or made available to you separately. Our policies are available on inSite under “Forms, Policies and Guides.” 1.2 Making ethical decisions Our Code and policies cannot address every workplace situation, so you will need to use your common sense and judgment to make ethical decisions as circumstances dictate. When faced with a difficult situation, use the following questions to help you make the right decision. 1. Is it illegal? 2. Is it inconsistent with our values, Code, or policies? 3. Would I feel uncomfortable describing the decision to my supervisor? To my family? To the media? 4. Could this decision harm the Company? 5. Could this decision harm other people such as our employees, investors, or clients? If the answer to any of these questions is “yes” or even “maybe,” do not make the proposed decision. If you are not sure about any of the answers, ask your supervisor or the Legal Department or contact the Securities and Ethics Hotline or the Security Reporting Website for guidance. You are accountable for your own conduct. You may never violate this Code or any policy simply because a supervisor or anyone else directs you to do so. If you receive such a request, you should report the matter immediately. ¹ The Code does not describe all applicable laws or company policies or provide full details regarding any applicable laws or company policies. The Code supersedes prior versions and may be revised by the Company at any time. The online version of the Code (posted on inSite) supersedes all printed versions. ² All references to the term “employee” include all of these individuals unless the context requires otherwise. Code Sections 2.9.2, 2.9.3, and 2.9.4 do not apply to directors who are not employees of SuperMedia. Instead, applicable state and federal law and the rules of the applicable stock exchange shall apply. Any waiver of this Code for executive officers or members of the Board of Directors can be made only by the Board of Directors or a committee thereof and must be promptly disclosed to the extent required by applicable law and stock exchange listing standards, including postings on the Company’s website or in its public filings with the Securities and Exchange Commission. No other waivers are permitted. Security and Ethics Hotline: 1-866-699-8120 Security Reporting Website: http://insite/dept/security/incident-report 4

1.3 Reporting compliance concerns and suspected violations Each of us is responsible for reporting compliance concerns and suspected violations. This critical action can protect our Company, our investors, our employees, and our communities. • Report concerns and suspected violations as soon as possible so the matter can be addressed and the Company may mitigate the risks • We have three channels for reporting: the Security and Ethics Hotline, the Security Reporting Website (incident report), and the Legal Department • Reports will be kept anonymous and confidential to the extent permitted by law and our need to properly investigate the matter The phone number for the Security and Ethics Hotline is: 1-866-699-8120 The Security Reporting Website is located at: http://insite/dept/security/ incident-report You may also contact any attorney in the Legal Department. Without limiting our ability to discipline those who violate the Code, we absolutely prohibit retaliation for reporting of ethical concerns or participation in related investigations. Those who retaliate are subject to disciplinary action, including termination of employment. Honesty: “Honesty is the best policy. If I lose my honor, I lose myself.” William Shakespeare

1.4 Cooperating with internal and external investigations You must cooperate completely in any investigation, including those conducted under the direction of the Legal Department, the Security Department, the Internal Audit Department, or our external auditors. This includes: • Providing full, fair, accurate, and timely testimony, documents, and information • Not interfering with or obstructing an investigation or attempting to improperly influence an investigator • Not disclosing or discussing an investigation with unauthorized persons • Not attempting to investigate a violation or potential violation of this Code on your own • Not destroying any records relating to the investigation. See Section 3.3 for more information In addition, if the Company is the subject of a government investigation or inquiry, you must ensure that all communications with the government are coordinated by the Legal Department: • Advise the Legal Department as soon as possible if you are contacted by any government agency • Provide all applicable testimony, documents, and information to the Legal Department for review before submission to the government agency 1.5 Leadership responsibilities The Company encourages all employees to demonstrate and promote ethical behavior and to ensure compliance with the Code. Those employees in leadership positions, including supervisors, must take on this additional responsibility with respect to their work groups. This responsibility includes: • Exemplifying ethical behavior in all actions and words • Ensuring that all employees understand that business results are never more important than ethical conduct • Ensuring that all employees understand that unethical conduct undermines business results and destroys business reputation • Providing sufficient time during work hours for employees to take compliance training and ensuring they complete the training • Creating an open and supportive environment where employees feel comfortable asking questions or raising ethical or compliance concerns • Identifying compliance risks and implementing control measures to prevent or detect violations • Requesting or supporting periodic compliance reviews by the Internal Audit Department and the Security Department • Taking prompt and consistent corrective and disciplinary action 1.6 Penalties for code violations Employees who violate the Code are subject to disciplinary action, including termination of employment, civil action, and/or criminal prosecution. Misconduct that may result in discipline includes: • Violating the Code • Requesting or causing others to violate the Code • Failure to promptly report a known or suspected violation of the Code • Failure to cooperate in a company investigation of a possible Code violation • Retaliation against another employee for honest and good — faith reporting of ethical concerns or participation in related investigations • Failure to demonstrate leadership and diligence to ensure compliance with the Code Disciplinary action depends on the circumstances, including the severity of the Code violation. In some cases, the Code specifies that a violation could or will result in termination of employment. These are examples only, and they do not limit the Company’s right to terminate an employee for other Code violations. Security and Ethics Hotline: 1-866-699-8120 Security Reporting Website: http://insite/dept/security/incident-report 6

Our Employees Chapter 2 2.1 We cultivate a diverse workplace Diversity means embracing differences and cultivating an inclusive organization that reflects our marketplace and fosters the full potential in each of us. We believe this is not just the right thing to do, but it also drives business success. We are committed to attracting, developing and retaining a highly qualified, diverse and dedicated work force and complying fully with all laws providing equal opportunity to all persons without regard to race, color, religion, gender, sexual orientation, age, national origin, disability, genetic information, military service or status, veteran status, marital status, citizenship status, and any other protected category under federal, state, or local law. For company business, our goal is to only use facilities, sponsor events or maintain memberships at businesses or organizations that do not have exclusionary membership practices. Accountability: “Accountability breeds responsibility.” Stephen R. Covey 7

2.2 We do not tolerate discrimination or harassment We have zero tolerance for discrimination, sexual harassment, and other unlawful harassment based on race, color, religion, gender, sexual orientation, age, national origin, disability, genetic information, military service or status, veteran status, marital status, citizenship status, or any other legally protected category under federal, state, or local law or harassment based on opposition to unlawful discrimination or participation in complaint proceedings. Harassment is conduct that creates an intimidating, offensive, or hostile working environment or that interferes with work performance that is based upon any of the above-described categories. This applies to all employees, including coworkers and supervisors, regardless of title or responsibility and to non-employees inside the workplace. It is impossible to list all circumstances that may constitute harassment. However, some examples of harassment include: • Racist, sexist, or ethnic comments or jokes • Offensive gestures • Physical contact • The display of offensive or demeaning drawings, objects, or posters • Unwelcome sexual advances • Requests for sexual favors • Verbally or physically threatening conduct • Any action or statement creating an intimidating, hostile, or offensive work environment 2.3 We maintain a safe and secure work environment 2.3.1 Violence and weapons We will not tolerate threatening, dangerous, or abusive behavior by employees in the workplace, while operating company vehicles or on company business, or by any persons on company property. We will not tolerate intentional damage to property. We will take prompt and appropriate action against offenders, up to and including termination and referral for criminal prosecution. Don’t bring weapons to work. That includes keeping a weapon in your vehicle on company property. You may not possess or use any weapon or any component of a weapon (e.g. ammunition) on company property or while conducting company business in any location. You must not use any tool, equipment, or other material as a weapon or as a component of a weapon. You must report any instance of threatening, dangerous, or abusive behavior (including apparent impairment by drugs or alcohol), or possession of weapons or components of weapons on company property to the Security Department. In cases of imminent danger, call 911 or local law enforcement first, and then contact the Security Department. Q. My supervisor continually criticizes my work performance. Is this harassment? A. No. Providing constructive feedback about your work performance is an important part of your supervisor’s job and is not harassment unless it includes other prohibited behavior. Q. I have asked my co-worker for a date a couple of times. Both times she has said it’s not a good idea. Should I give it another try? A. No. Repeated requests for a date can be perceived as harassment. Q. I am afraid that someone with whom I’ve had a romantic relationship might try to harm me while I’m at work. What should I do? A. If you believe that you could become the victim of domestic violence, you should notify the police and the Security Department of any person who threatens your safety at the work place or the safety of your fellow employees. Security and Ethics Hotline: 1-866-699-8120 Security Reporting Website: http://insite/dept/security/incident-report 8

2.3.2 Environmental health and safety You are responsible for performing your job in an environmentally responsible manner, for recognizing environmental issues, and for seeking advice on how to comply with applicable law. You must also cooperate with any inspections conducted by the Company or local, state, or federal health, safety, or environmental agencies. Report any of the following to the Human Resources Department: • Unsafe conditions • Work-related injuries, illnesses, and accidents • Environmental hazards and releases of hazardous substances • Failure to comply with environmental guidelines • Any contact from local, state, or federal health, safety, or environmental agencies If you are a supervisor, you have the following additional responsibilities: • Ensure that your team knows and follows the safety practices applicable to each of their jobs • Enforce all applicable regulations and policies • Refer all safety issues that come to your attention to the Human Resources Department 2.3.3 Illegal drugs and controlled substances While on company time, conducting company business, on company premises, or while operating company equipment or vehicles, you may never: • Use, be under the influence of, transfer, sell, manufacture, or possess illegal drugs (which include any controlled substances that have not been prescribed for you by your doctor) or drug paraphernalia • Report to work under the influence of any illegal drug (e.g. show any sign of having taken an illegal drug or drug testing demonstrates that you have used or consumed an illegal drug) If you are taking any medication that creates a safety risk, you must report this to your supervisor, and you must not operate any company machinery or vehicle if the medication affects your perception or responsiveness. 2.3.4 Alcohol You may never possess or drink alcohol, or be under the influence of alcohol, while at work, while conducting company business, or while engaging in company activities. However, you may drink alcohol in moderation when served at company functions authorized by a department vice president or higher senior executive or at external events where you are representing the Company. Consumption of alcohol at such events is completely voluntary and must never be done in a manner that would embarrass or harm the Company. In addition, you may never transport, possess, serve, or drink alcohol in a company vehicle or in any vehicle being used for company business in any manner that violates any law, such as an “open container law” or a law prohibiting alcohol in the passenger compartment of a car. Q. Is it okay to have an alcoholic beverage at lunchtime? A. No, because you might be under the influence of alcohol when you return to work. Security and Ethics Hotline: 1-866-699-8120 Security Reporting Website: http://insite/dept/security/incident-report 9

2.4 We avoid unproductive and unlawful activities Gambling, solicitation, and fundraising that distract from work productivity, may be perceived as coercive, and may be unlawful. You may not do any of the following on company premises, on company systems, or while conducting company business: • Gamble or participate in games of chance (including raffles, sports pools, card games, or lotteries) • Collect or pool funds for the purposes of gambling or related activities • Solicit or distribute literature • Permit non-employees to solicit or distribute literature on company premises unless officially approved by the Human Resources Department • Raise funds for charities or engage in other philanthropic efforts unless officially approved by the Human Resources Department You may verify approved activities by contacting the Security and Ethics Hotline or the Security Reporting Website. 2.5 We protect personal information We acquire and retain personal information about our employees in the normal course of operations, such as for employee identification purposes and provision of employee benefits. You must take appropriate steps to protect all personal employee information, including social security numbers, identification numbers, and residential telephone numbers and addresses. You must never access, obtain, or disclose another employee’s personal information unless you have proper approval and are acting for legitimate business purposes and in accordance with applicable laws and company policies. See the Information Security Policy for more information. 2.6 We monitor employee activity as permitted by law and dictated by legitimate business needs In order to protect company assets, provide excellent client service, and ensure a safe workplace, it is sometimes necessary to monitor employees and company systems. As permitted by law, we may inspect, monitor, and record the use of all company property, vehicles, systems, and facilities — with or without notice — and search any and all company property at any time, as well as any personal property (including vehicles) on company premises and record and monitor any client conversations (both inbound and outbound) at any time with or without notice. Unless you are participating in an approved observation program or you have obtained approval from the Legal Department, you may not record or videotape another employee, client, supplier, competitor, or any other person, or access another employee’s systems, records, or equipment without that person’s knowledge and approval. You may verify approved activities by contacting the Security and Ethics Hotline or the Security Reporting Website. 2.7 We conduct ourselves with integrity both on and off the job Employees must avoid conduct off the job that could impair work performance or affect our reputation or business interests. You must promptly advise the Human Resources Department of any criminal arrest or conviction that may affect your ability to perform your job as well as all felony convictions. Security and Ethics Hotline: 1-866-699-8120 Security Reporting Website: http://insite/dept/security/incident-report 10

2.8 We do not trade on or disclose insider information As an employee, you may become aware of material non-public information — that is, information that is not publicly available and that could reasonably lead a person to buy, sell, or hold our or another company’s securities. Examples of “material information” include: • Financial results or expectations for the quarter or the year • Financial forecasts • Changes in dividends or dividend policy • Possible mergers, acquisitions, joint ventures, asset purchases, asset sales, and other investments in companies • Changes in relationships with significant suppliers • Obtaining or losing important contracts • Important product developments • Major financing developments • Major personnel changes • Major litigation developments “Non-public information” means information that has not been effectively disclosed to the public. Examples of effective public disclosure include public filings with the Securities and Exchange Commission and company press releases. Information remains “non public” until it is publicly disclosed and adequate time has passed to allow the market to digest such information. You must never use material non-public information (even if you acquired it as a “tip” from others) to trade — or to advise or assist another person in trading — in our or any other company’s securities. This also prohibits you from trading in derivatives of these securities, such as call or put options. Trading could include shifting account balances or changing allotments or investment directions through company plans. There are extensive and complex legal rules relating to insider trading. If you are unsure whether information is material non-public information, you should consult the Legal Department before making any decision to buy or sell a security, or before disclosing such information. Insider trading and tipping is illegal and can result in severe civil or criminal penalties, including imprisonment. These restrictions also apply to family members and others living in your household. You are responsible for ensuring their compliance with these restrictions. The Insider Trading Policy provides additional information and is available on inSite under “Forms, Policies, and Guides.” See also Section 2.9.6 below regarding other prohibited transactions in securities. 2.9 We avoid conflicts of interest When you represent the Company, you must avoid any real or apparent conflict between your interests and those of the Company. You must never use company property or information for personal gain or take personal advantage of any opportunity that arises in the course of your work for the Company. Conflicts of interest may arise in various situations. If you have questions about a possible conflict of interest, contact the Legal Department for guidance. Q. A coworker told me that he bought a number of domain names he thinks the Company would be willing to buy at a premium in connection with a future product rollout. Should I report this? A. Yes. By purchasing the domain names, your coworker has taken personal advantage of a Company opportunity and has used Company information for personal gain. This is a serious conflict of interest in violation of the Code. Security and Ethics Hotline: 1-866-699-8120 Security Reporting Website: http://insite/dept/security/incident-report 11

2.9.1 Close personal relationships You may have a real or apparent conflict of interest when, in your capacity as an employee of the Company, you interact with someone with whom you have a close personal relationship, such as: • Your spouse or former spouse • Family and household members • Partners and former partners in a business • Someone with whom you have or had a romantic relationship To avoid a real or apparent conflict of interest, you may not: • Supervise, even indirectly, someone with whom you have a close personal relationship • Participate in the selection process for, or supervise the Company’s relationship with, a company that does business with us if it employs someone with whom you have such a close personal relationship If you develop a relationship described above, you must disclose the relationship as soon as you become aware of it to the Security and Ethics Hotline or the Security Reporting Website. 2.9.2 Outside employment You may not — with or without compensation — be self-employed or employed by, consult with, own, perform services for, or aid a company or organization (including a charitable organization), that is a supplier or competitor of the Company, or in any of the same lines of business as the Company or in any line of business which the Company is actively seeking to enter. You may not be employed or perform services for any other organization if such employment or service conflicts with your schedule and responsibilities with the Company or your involvement with such organization creates any negative consequences or connotations for the Company. 2.9.3 Outside activities Many employees participate in outside organiza- tions (such as local school boards or homeowners’ associations). Membership in these associations can cause conflicts if and when you make decisions regarding the Company or our products. If you are a member of an outside organization, Q. I am a Media Consultant, but I would like to provide website development and search engine optimization services on a freelance basis in my spare time. Is this permitted? A. No. You may not provide website development or search engine optimization services because these services would compete with services provided by the Company. This is prohibited even though you do not provide these services as part of your job with the Company. you must remove yourself from discussing or voting on any matter that involves the inter- ests of the Company or our competitors. In addition, you must disclose this conflict to your outside organization without disclosing non-public company information. You must also disclose any potential conflict by reporting it to the Legal Department. You must obtain approval from the Legal Department prior to serving on a board or committee of a public company, or acting as a representative of the Company on a board or committee of any outside organization. Integrity: “I never had a policy; I have just tried to do my very best each and every day.” Abraham Lincoln 12

2.9.4 Personal political interests Your personal political contributions and activities must be kept separate from the Company. • Contributions: If you make political contributions, you may not refer in any way to your employment or use company assets, including the Company’s name, in connection with your contributions, unless required to do so by law. See Section 5.3 regarding contributions of company funds or assets. • Appearances: If you are appearing before a government body or engaging in contact with a public official outside of your ordinary work duties regarding a business in which the Company is engaged or a business issue in which the Company has an interest, you should make it clear that you are not representing the Company, and you should report the matter to the Security and Ethics Hotline or the Security Reporting Website in advance of the appearance or contact. • Seeking Public Office: Before you seek any elected or accept any appointed political office, including a local position, such as a school board position, you must obtain approval from the Legal Department to ensure that no potential conflict of interest exists. 2.9.5 Significant financial interest in clients, suppliers, or competitors A potential conflict of interest exists if you participate in or attempt to influence a decision or transaction that could provide financial gain to you or other persons with whom you have a close personal relationship. To ensure compliance, report any significant financial interest that you have, or to your knowledge, any person with whom you have a close personal relationship has, in a client, supplier, or competitor of the Company. Examples of persons with whom you may have a close personal relationship include: • Your spouse or former spouse • Family and household members • Partners and former partners in a business • Someone with who you have or had a romantic relationship A “significant financial interest” is any financial interest in a privately held or publicly traded company that is (a) more than one percent of a company’s issued and outstanding securities or ownership or other financial interests; and (b) in the case of an employee, exceeds 25% of the employee’s annual total compensation from the Company. 2.9.6 Transactions in securities In addition to the prohibition against insider trading discussed in Section 2.8 above, the following transactions in securities are prohibited: • Investments in companies with whom you conduct business on the company’s behalf: If you conduct or supervise business on our behalf with another company, you must not invest or trade in that company’s securities or derivatives of those securities. If you already own stock in that company, you must disclose your ownership interest to the Security and Ethics Hotline or Security Reporting Website, and seek approval from the Legal Department prior to trading in that company’s securities or derivatives of those securities. • Benefitting from devaluation of company securities: You must not engage in any financial transaction that permits you to benefit from the devaluation of the Company’s stocks, bonds, or other securities, including short selling or buying “put” options on the Company’s stock. • Other transactions potentially affecting business judgment: You may not participate in financial transactions in the stock or other securities of suppliers, prospective suppliers, clients, or competitors of the Company if these transactions may influence, or appear to influence, your business judgment on behalf of the Company. Q. My brother owns a business and would like to advertise with us. May I handle this account? A. No. Even if you treat your brother’s account the same as other accounts, your handling of it may give the appearance of impropriety. Report the matter so that the account can be reassigned to a Media Consultant outside of your chain of command. Q. As part of my divorce settlement, my former spouse and I each own 50% interests in a small business that is worth more than ten times my annual total compensation. I have no involvement in the operation of the business. May I handle the advertising for this business? A. This is not permitted because: • You have a significant financial interest in the business • A person with whom you have a close personal relation- ship (former spouse and current business partner) has a significant financial interest in the business Either of these could be a real or apparent conflict of interest that you must report. 2.9.7 Loans Personal loans or advances of credit from the Company — or even assistance with securing a loan or advance of credit — to any executive officer are unlawful and strictly prohibited. Personal loans from the Company to any other employee are not permitted, except for draws made available to all similarly situated Media Consultants under compensation plans approved by the Company. Loans between employees who are in a direct or indirect reporting relationship are also not permitted. Security and Ethics Hotline: 1-866-699-8120 Security Reporting Website: http://insite/dept/security/incident-report 13

Our Company Chapter 3 3.1 We create and maintain accurate records Accurate records are vital to the success of our business. You must create accurate records that reflect the true nature of the transactions and activities that they record. This includes: • Correct date • No false or misleading content • Authentic signature and initials • Authentic voice verification (for voice recordings) • No alterations to documents after they are signed and/or initialed, including the addition or deletion of contract terms Do not sign, initial, or cut and paste any other person’s signature or initials on any document for any reason. Forgery or fraud will result in termination of employment. We do not tolerate falsification or improper alteration of records. It is never appropriate to direct someone else to prepare or approve a false or misleading record, and it is no excuse to say that someone else directed you to make a record that you knew or had reason to suspect was false or misleading. It is also no excuse to create a false or misleading record for the purpose of convenience, including for the convenience of a client. These requirements apply to all company records, including: • Time, attendance, and absence reports • Expense reimbursement requests • Requests for company benefits • Advertising Agreements, copy sheets, and other contracts and forms • Submissions of sales • Submissions of contract cancellations • All financial records You must resolve discrepancies in any records within your control and make appropriate corrections. If you suspect or learn that records outside of your control are misleading or contain errors, you must promptly inform your supervisor, who must resolve the discrepancies and make appropriate corrections and/or report the matter to the Security and Ethics Hotline or Security Reporting Website. Even a minor error can affect the truthfulness of a record, so you must report all errors, regardless of their size or how long ago they may have occurred. 3.2 We promote transparent and complete disclosure We are committed to transparency in financial reporting to enhance investors’ understanding of our business and to facilitate informed investment decisions. All disclosures made in financial reports and public documents filed with the Securities and Exchange Commission, and other public communications must be full, fair, accurate, timely, and understandable. To ensure accurate reporting, we employ both internal and outside auditors. See Section 1.4 regarding cooperating with investigations. Q. What is a record? A. Records include information, documents, and data that are fixed in a medium, regardless of physical form, that are generated or received by the Company in connection with transacting its business, and are preserved for a period of time as required by law or operational needs, as evidence of the organization, functions, policies, decisions, procedures, operations, or other activities of the Company, whether maintained in individual offices on the Company’s premises, at home, or at any other offsite location, including on laptop computers, mobile devices, and any other device that has the capability to store such material. Records can be paper documents, microfilm, audiotapes, videotapes, electronic documents and files on work station hard drives, servers, diskettes, or compact disks, memoranda, correspondence, reports, word processing and spreadsheet files, minutes of meetings, handwritten notes, facsimile messages, e-mail messages, instant mail messages, electronic images, completed forms, dictation tapes, photographs, maps, charts, computer printouts, and drawings. Q. I am concerned that my department’s monthly performance report contains false information. I mentioned it to my supervisor two weeks ago, but he hasn’t done anything about it. What should I do? A. You should report those concerns to the Security and Ethics Hotline or the Security Reporting Website. You may report this information without fear of retaliation. We absolutely prohibit retaliation for honest and good faith reporting of ethical concerns. Q. After my client signed the Advertising Agreement, she called me to request an additional item. To save time, may I add the item to the original contract? A. No. It is never appropriate to alter an already- signed document. You must prepare a new Advertising Agreement reflecting the additional item and obtain the client’s signature. Q. My supervisor instructed me to wait until the next pay period before reporting the loss I have to take on an account. What should I do? A. Do not delay the reporting of the loss. It is no excuse to say that your supervisor directed you to make a record that you knew was false or misleading. You should report the matter to the Security and Ethics Hotline or Security Reporting Website without fear of retaliation. We absolutely prohibit retaliation for honest and good faith reporting of ethical concerns. Security and Ethics Hotline: 1-866-699-8120 Security Reporting Website: http://insite/dept/security/incident-report 14

3.3 We properly manage and retain company records Company records must be retained according to applicable laws and the Records Management and Retention Policy and Records Retention Schedule. You may never destroy, alter, mutilate, or conceal, either intentionally or through inaction, any record if you have been directed to retain it or if you know, or reasonably believe there is a possibility, of any litigation, or any internal or external investigation concerning that record. If any person directs you to violate this policy, you must contact the Legal Department and use all reasonable measures to protect the record. 3.4 We safeguard company information Our company information is vital to our success, and each of us is responsible for protecting it. 3.4.1 What to protect Company information includes: • Material non public information, which is information that could reasonably lead a person to buy, sell, or hold our or another company’s securities • Non public information entrusted to the company, which includes trade secrets, client information, company financial data, internal business performance, internal employee communications, and future product launches • Publicly available information in which we or others have intellectual property rights, such as copyrighted materials. For further discussion regarding intellectual property, see Section 3.9 below. 3.4.2 How to protect It You must safeguard non public company information by following company policies and procedures and contractual agreements for identifying, using, retaining, protecting, and disclosing this information. In particular, you must: • Not use non public company information for any purpose unrelated to the work of the company • Not release non public company information unless you have been designated as a person that is authorized to speak on behalf of the company • Not release non public company information to third parties unless specifically authorized by the Legal Department, and then only if the information is protected by a nondisclosure agreement in a form approved by the Legal Department • Only disclose non-public company information to employees who have demonstrated a legitimate, business — related need for the information • Coordinate with the Legal Department regarding the response to any subpoena or court order that requires the disclosure of non-public information 3.4.3 When to protect it Your obligation not to disclose non public company information: • Applies to disclosures using any communications medium, including the Internet. See Section 3.6 regarding social media for more information • Continues to apply after you depart from the company. Without the Legal Department’s specific prior written authorization, you may never use or disclose non-public company information after you depart from the company. Further, you must not accept a job with another company if your new duties would cause you to use or disclose non-public company information • Continues to apply to information related to but not disclosed along with properly disclosed company information If you suspect or are aware of any improper disclosure of non-public company information, you must report the matter as soon as possible. Security and Ethics Hotline: 1-866-699-8120 Security Reporting Website: http://insite/dept/security/incident-report 15

3.5 We communicate in a professional manner In the course of litigation or a governmental investigation, Company records, including all forms of communications — including emails, instant messages, text messages, voice mails, memoranda, and notes — may be obtained by third parties or the media. Therefore, it is critical that employees communicate in a professional manner, as follows: • Be clear, concise, factual, and accurate • Do not editorialize or speculate • Do not exaggerate or use sarcasm • Do not use profanity or make derogatory statements • Do not make legal conclusions (unless you are a company attorney) 3.6 We use social media responsibly We encourage responsible use of social network websites and other media to support and discuss our business in a professional and positive manner. Use of social media by our employees should always further our core values of honesty, integrity, and accountability. When using company-sponsored social media platforms or when communicating about the Company or company business on any social media platform, you must: • Disclose your identity (no aliases or pseudonyms) and your connection and role with the Company • Include a disclaimer in your communication that states “the views expressed in this communication are personal and do not necessarily reflect the view of SuperMedia” (unless your are acting on behalf of the Company in your official capacity) • Not post comments that are untruthful, disrespectful, inflammatory, derogatory, or offensive • Comply with the additional requirements in the Social Media Policy. This policy applies during working hours and non-working hours and at company work locations and elsewhere See the Social Media Policy for more information. 3.7 We protect the security of our operations We must secure our operations, including facilities, systems, and information, from sabotage and espionage. You must take all appropriate precautions to protect the Company's facilities, including: • Not leaving visitors unescorted or leaving sensitive areas unattended or unlocked • Wearing your identification badge when on company property (or, if appropriate, while on company business) and requesting identification from others on company property or at business meetings whom you do not recognize • Reporting all suspicious activity to the Security Department Communication and information systems are provided to employees to conduct company business and are valuable assets that must be protected by all employees. To protect the Company’s systems and information, you must: • Protect the security of any access name and password that you use for any company computer, network, or communication device • Scan all software, data files, and media acquired through public networks (e.g. the Internet) or from outside parties for malware and viruses prior to installation or use • Use only approved and properly licensed software in accordance with the applicable software owner's license agreements • Obtain proper authorization prior to acquiring, accessing, using, altering, disposing of, or destroying company data • Not leave unsecured laptops, cell phones, or confidential information unattended, whether at company work locations or elsewhere See the Information Security Policy for more information regarding required security procedures. Security and Ethics Hotline: 1-866-699-8120 Security Reporting Website: http://insite/dept/security/incident-report 16

3.8 We use our assets wisely Company assets, including time, funds, supplies, equipment, and information, must be used for legitimate business purposes and not for personal financial gain. You must always protect the Company’s assets and any assets entrusted to your care by clients, suppliers and others, by not lending, selling, giving away, disposing of, or losing them, regardless of their condition or value, without specific authorization. 3.8.1 Company funds Company funds -- which include anything that has or represents financial value -- must be handled responsibly, honestly, and in accordance with applicable policies. Personal or unauthorized use of company funds is strictly prohibited. Corporate credit cards must be used solely for authorized business purposes and may not be used for personal charges. If the Company overpays any amount owed to you, including base salary, bonuses, commissions, or expense reimbursement, you must promptly notify the Company and repay any overpayment. 3.8.2 Company benefits Our benefit plans and programs are provided as compensation and must be used honestly. You must not misrepresent your health status, your covered members, your beneficiaries, or any other facts, including reasons for absence, in order to claim benefits to which you, or someone else, are not entitled. 3.8.3 Company communications systems and equipment Limited personal use of company communications systems and equipment, such as for personal telephone calls, e-mails, instant messaging, or Internet access, is permissible so long as it does not interfere with work responsibilities or business operations or create incremental costs. You may never use company communications systems or equipment to engage in activities that are unlawful or violate this Code or company policies. Examples of inappropriate uses include: • Pornographic, obscene, offensive, harassing, or discriminatory content • Chain letters, pyramid schemes, or commercial ventures • Defamatory content • Violent content • Religious materials or unauthorized mass distributions • Gambling or auction-related materials or games • Large personal files containing graphic or audio material • Violation of others’ intellectual property rights • Malicious software or instructions for compromising the Company’s security 3.9 We protect our intellectual property Among our most valuable assets is intellectual property, which includes: • Copyrights in the advertising, directories, and websites created or acquired by the Company • Trademarks and service marks of our products and services • Trademarks and service marks that are licensed to the Company • Trade secrets • Patents protecting our inventions To protect our copyrighted materials, trademarks, and service marks (including those that are licensed to the Company): • Affix proper trademark, service mark, or copyright symbols • Adhere to approved corporate branding specifications • Do not permit suppliers, clients, or others to use our trademarks without a written license approved by the Legal Department • Refer all requests for company-sponsored endorsements or testimonials to the Marketing Communications Department • Contact the Legal Department to seek guidance or report misuse You must also protect the company’s trade secrets and other confidential and proprietary information. In order for Company trade secrets or other confidential and proprietary information to be disclosed to a party outside of the Company: • There must be a legitimate business need to know the information • The disclosure must be pursuant to a nondisclosure agreement drafted and/or approved the Legal Department If you develop an innovative and useful business method, process, or device, you must contact the Legal Department so that a patent application can be filed, if appropriate. 17

The Marketplace Chapter 4 4.1 We respect client privacy We are committed to complying with applicable privacy laws affecting our clients. Recording or Monitoring. You must not — or permit others to — access, listen to, monitor, or record any client conversation, except when complying with a law or legal order or pursuant to a quality control or verification program approved by the Legal Department. Disclosure of Confidential Client Information. In addition to protecting client communications, you must also protect confidential client information whether obtained from the client directly or from our business partners. This means you must not use, access, or disclose confidential client information except as authorized. Confidential client information includes: • Personal identifying information, such as social security numbers • Credit card numbers • Account status and credit history • Unpublished advertising orders • Pricing or incentives made available to a client We may receive subpoenas or court orders seeking information about our clients. You must refer any inquiries or requests of this kind to the Legal Department. You must ensure that suppliers make appropriate arrangements to protect client privacy and identifying information. If you are aware of or even suspect a breach of client privacy— including a loss of a client’s personal identifying information — you must immediately notify the Security Department. Requests Not to Be Contacted. We have adopted policies to ensure that a client’s request not to be contacted by telephone or by e-mail is respected. See the Do Not Contact/Call and Do Not Contact/e-mail policies that are included in Sales Policy. Q. A client asked me about her competitor’s advertising plans for the upcoming publication cycle. What can I tell her? A. We do not disclose information about a client’s unpublished advertising program (including ad size, headings, etc.) to any other client. However, we may show previously published ads as an example of an effective advertising program. Progressiveness: “Business can be a source of progressive change.” Gerry Greenfield 18

4.2 We respect the intellectual property rights of others We must comply with all applicable laws and agreements that protect the intellectual property rights of others, including rights associated with proprietary information, trademarks, and copyrighted materials. Proprietary Information. We must not request or allow new employees to reveal proprietary information about their previous employer, particularly when a nondisclosure agreement is in place. When dealing with clients and suppliers, we generally prefer not to receive proprietary information. However, if we have a legitimate need to receive another party’s proprietary information, we may receive it pursuant to a nondisclosure agreement that is approved by the Legal Department. Each employee who receives proprietary information from a third party pursuant to a nondisclosure agreement is responsible for ensuring compliance with the terms of the agreement. Trademarks. Before using any new trademark, service mark, or logo, contact the Legal Department to check its availability. In addition, any trademarks, service marks, or logos that we license from third parties (such as the telephone company brands that appear on our telephone directories) must be used in strict compliance with applicable branding agreements and brand identity guidelines. If you have any questions about these agreements or guidelines, contact the Marketing Department or the Legal Department for guidance. Copyrighted Materials. Unless you obtain the copyright owner’s specific prior written consent, you may not copy, distribute, display, perform, or modify third-party copyrighted materials. A work may be protected by a copyright even if there is no notice on the work. For example, a directory publisher generally has a copyright in the advertising that it creates for its clients. If a client supplies you with or asks you to copy artwork, photos, or text to appear in the client’s ads, ask the client: “Did you or your employee create the material?” If the answer is “No,” ask the client: “Do you have permission to use it?” If the answer to the second question is “No” or “I don’t know,” the material cannot be used. If the answer is “Yes,” the client must provide proof of permission. If the client wants us to make changes to the material, ask the client: “Do you have permission to make changes?” If the answer is “No” or “I don’t know,” the material cannot be changed. If the answer is “Yes,” the client must provide proof of permission. 4.3 We market and sell our products and services responsibly We promote our products and services truthfully based on the value provided to the client and through accurate comparisons to competitors’ products and services. This means that you must: • Not make inaccurate, misleading, or unsubstantiated claims in marketing materials or when discussing our products and services with clients or others • Not make false statements to induce a client to enter into and Advertising Agreement, including promising placement or position when not accurate • Use only marketing material approved by the Marketing Department and the Legal Department • Use only scripts approved by the Sales Training Department and the Legal Department • Not make inaccurate, misleading, or unsubstantiated comparisons to competitors’ products and services • Not comment on competitors’ character, financial condition, or potential legal or regulatory problems • Not make negative remarks about competitors and their products or services Q. A client wants us to publish an ad that looks exactly like the ad the client has in a competitor’s directory. Can we do this? A. No. We cannot copy an ad from another publication unless that publisher provides written permission to do so, signed by an officer of the publisher. Q. The client would still like for the ad to look similar to the other ad. How much of the ad do we need to change for this to be okay? A. There is no specific rule about how much an ad must be changed so that it does not constitute infringement. If the new ad is “substantially similar” to the original, it likely will be infringing. We should start over with a new ad design. Q. My clients keep telling me how our products have helped them grow their business. I’d like to tell prospective clients about these examples so that they can succeed, too. Is this okay? A. Client testimonials can be effective, but we only use testimonials that have been approved by the Marketing Department and for which we have obtained a release. Do not use any other testimonials because they could be misinterpreted as a guarantee of business success. While our marketing materials sometimes refer to usage, return on investment, or other statistics, this information is properly gathered, reviewed, validated, and documented. You must use only approved marketing materials and scripts. 19

4.4 We obtain competitive information appropriately While it is entirely proper for employees to gather information about competitors, you must avoid even the appearance of improperly acquiring this information. You must accurately identify yourself and never misrepresent your identity when gathering competitive information. You must also ensure that any agents or consultants employed to obtain competitive information on the Company’s behalf also represent themselves accurately and follow these principles. Generally, it is appropriate to gather competitive information from public sources, industry gatherings and surveys, and benchmarking/competitive research. It is never appropriate to request or obtain non-public competitor information from competitors or former employees of competitors, who must abide by any non-disclosure or confidentiality agreements with their former employers It is also never appropriate to commit theft or espionage or breach a competitor’s non disclosure agreement. If you have reason to believe that competitive information obtained from clients or others may not be public information, you should consult with the Legal Department before accepting or using the information. 4.5 We use care in procurement and contracting You must use care and good judgment in selecting and maintaining relationships with all of our suppliers. Employees who participate in the selection of any supplier must: • Coordinate the procurement through the Sourcing/Contract Management Department and the Legal Department • Use a selection process that is fair, does not improperly discriminate, and complies with all Company policies and procedures • Ensure suppliers are apprised of their obligation to abide by the Company’s standards of business conduct • When the supplier or project is located outside the U.S., consult the Legal Department to discuss additional legal requirements that may apply. See Section 4.9 for further information • Not require a supplier to be a client in order to gain our business. See Section 4.8 for further information All agreements that bind the Company, whether for the purchase or sale of products or services or otherwise, must be: • Drafted and/or approved by the Legal Department • Approved and executed in accordance with the Authority to Approve Transactions Policy This includes: • Letters of intent • Memoranda of understanding • Nondisclosure agreements • Statements of work • Any amendment or addendum to the above You may not authorize changes to the Company’s standard contract forms, including the Advertising Agreement, without the prior approval of the Legal Department in each instance. Security and Ethics Hotline: 1-866-699-8120 Security Reporting Website: http://insite/dept/security/incident-report 20

4.6 We do not solicit, accept, or give gifts or entertainment that might affect business judgment Gifts or entertainment may promote goodwill in business relationships, but we must avoid gifts or entertainment that might influence, or appear to influence, the recipient’s ability to make objective business decisions. We may not accept or give gifts or entertainment if the gift or entertainment fits any of the following descriptions: • Solicited by the recipient • Excessive in value or unduly lavish • Given to or received from the same party on a regular or frequent basis • Gifts of cash or monetary equivalents, unless as part of a marketing program pre - approved by the Legal Department • Entertainment in an inappropriate setting (such as an adult entertainment venue) • Given by a bidder in a formal procurement process to anyone involved in or supervising that process • Given to a local, state, federal, or foreign governmental official • Creating the appearance of undue influence, unfairness, or impropriety This rule applies to gifts and entertainment provided or accepted by you or a member of your immediate family, whether company or personal resources are used. Contact the Legal Department if you have questions about appropriate gifts or entertainment. 4.7 We do not offer or accept bribes, kickbacks, or gratuities It is never appropriate to offer or accept bribes, kickbacks, or gratuities. You should politely decline all gratuities (e.g., gifts of cash or monetary equivalents) and report any bribe or kickback offered to you to the Security and Ethics Hotline or Security Reporting Website. If you are unsure if a payment or gift is a bribe, kickback or gratuity, you should seek guidance from the Legal Department. It is never appropriate to offer or accept personal loans or guarantees (e.g., preferences or discounts not generally offered to similarly situated persons on similar terms) to or from our clients, suppliers, or competitors 4.8 We compete fairly We are committed to compliance with antitrust laws. If you have any questions about whether any activity falls into the following categories, or if you have any information about someone in the Company engaging in the following types of conduct, you must contact the Legal Department. First, the antitrust laws prohibit agreements with competitors that fix prices, divide markets, rig bids, or otherwise limit competition. Both explicit agreements and informal “understandings” or “winks and nods” are against the law. Violation of these laws may result in serious consequences for the Company and you, including criminal liability and imprisonment. The following activities are prohibited: • Price Fixing. You must not agree with a competitor on prices or set prices in concert with a competitor. • Market Allocation. You must not agree with a competitor to divide markets or engage in any communications with competitors about the places or clients for which they or we are competing. • Bid Rigging. You must not agree with a competitor or supplier to set the terms or direct the outcome of a bidding process. You also must not engage in any communications with competitors about bids. • Group Boycotts. You must not boycott a supplier or client as a way to make the supplier or client stop dealing with a rival. A group boycott — an agreement with others not to deal with another person or business — may violate the antitrust laws if it is used to force clients to pay higher prices or to hinder a rival from entering the market. Q. A supplier has invited me to attend a World Series game in a distant city and has also offered to pay for my airfare and hotel accommodations. May I accept this invitation? A. Tickets to and refreshments at sporting events are generally acceptable forms of entertainment. Although we may sometimes provide airfare and hotel accommodations as part of approved client-recognition events, we do not allow our employees to receive airfare or hotel accommodations in connection with entertainment. If no other prohibition applies, you may accept the ticket and game-related refreshments if you pay for your own airfare and hotel accommodations. Security and Ethics Hotline: 1-866-699-8120 Security Reporting Website: http://insite/dept/security/incident-report 21

In addition, you should be careful of the following: • Joint Ventures, Teaming Arrangements, and Non-Competition Agreements. The antitrust laws do not prohibit all joint ventures or teaming arrangements. Sometimes agreements not to compete are permissible as part of otherwise valid business arrangements. You may not submit a joint bid, or negotiate a joint venture, teaming arrangement, or a non-compete agreement without the involvement and approval of the Legal Department. Second, the antitrust laws prohibit certain types of unilateral conduct, that is, conduct undertaken by one company alone. Violation of this prohibition may result in large fines and judgments. You must not engage in the following conduct: • Sabotage. Do not tamper with competitors’ products, sales materials, or other property. • False Statements. When making comparisons to a competitor, stick to the facts. Do not embellish, exaggerate, or mislead. • Setting Resale Prices. You may not try to establish the price that resellers or distributors charge for our products. The antitrust laws limit the circumstances in which some business or marketing decisions are permissible. Before engaging in any of the conduct described below, consult the Legal Department for guidance: • Exclusive Dealing. Exclusive dealing occurs when a company requires, as a condition of doing business, that a client forego dealing with competitors. • Refusals To Deal. Refusals to deal occur when a company declines to offer to one client a service that it makes available to other clients, or when a company offers a service to one client on more burdensome terms than it makes available to other similarly situated clients. • Tying. Tying occurs when a company forces a client who wants one product to buy a second product, as a condition of buying the desired product. • Reciprocal Dealing. Reciprocal dealing occurs when a company forces a supplier to buy something from the company as a condition for the company continuing its business relationship with the supplier. • Setting Prices Below Cost. The antitrust laws limit the circumstances in which a company may set prices below cost. 4.9 We comply with international law We are committed to following not only U.S. laws that deal with foreign business transactions but also with the laws of the countries where we decide to do business. These laws include the Foreign Corrupt Practices Act and laws regarding embargoes, economic sanctions, and illegal boycotts. They also include import and export control laws, which apply not only to products but also the exchange of information across national boundaries or even to foreign nationals within the U.S. Failure to comply with these laws could result in criminal and civil penalties. To ensure compliance, you must consult the Legal Department before: • Locating or moving a project, unit, group, or any business activity outside the U.S. • Obtaining services from persons or external suppliers located outside the U.S. • Exporting any product, service, or technical information (e.g. manufacturing processes, product use, or commercial and technical expertise, data, or software) from the U.S. or moving it between or among countries • Providing any product, service, or technical information to parties that previously have been denied an export license • Discussing with or displaying to foreign nationals (including company employees) any company technical information, equipment, or non public information or its application, whether in the U.S. or abroad, either on company or personal business • Paying, offering to pay, or authorizing the payment of, anything of value to or for the benefit of a foreign official • Providing information to third parties about our past, present, or prospective business relationships with foreign countries, companies, or nationals Q. An acquaintance who works for a competitor asked me if we were going to increase our prices. I refused to discuss it, but what should I do now? A. You must report the matter to the Legal Department, the Security and Ethics Hotline, or the Security Reporting Website. Tip: If you attend an industry association meeting or similar gathering and prohibited discussion (see above list) occurs, you must leave the meeting in a very conspicuous manner, and if minutes are being taken, insist that your departure is noted. Then report the matter as noted above. Security and Ethics Hotline: 1-866-699-8120 Security Reporting Website: http://insite/dept/security/incident-report 22

The Community Chapter 5 5.1 We communicate honestly and effectively with the media, investors, and others To ensure that communications are handled by subject matter experts, requests and inquiries must be referred to the authorized groups described below: • The Marketing Communications Department is responsible for contacts with the news media and inquiries about community relations • The Investor Relations Department handles communications related to the Company’s financial performance and all contacts with the financial community • The Legal Department handles contacts from outside attorneys and federal and state legislative bodies and regulatory agencies • The Human Resources Department handles all inquiries about current and former employees, including employment verification • The Security Department and the Legal Department respond to legal complaints, summonses, subpoenas, court orders, and criminal inquiries and interface with law enforcement on security matters, including emergency response. You must immediately forward to the Legal Department any legal documents served upon you Unless you receive prior approval from the Legal Department, you may never suggest that you are speaking on behalf of the Company when presenting your personal views at community, professional, or cultural functions, or on the Internet. Community: “Without a sense of caring, there can be no sense of community.” Anthony Burgess

5.2 We support charitable giving and volunteering We consider charitable contributions to be an important element in our continuing effort to fulfill our corporate responsibility to the communities we serve. All charitable contributions must meet the approval and other requirements of the Philanthropic Contributions Policy. This includes: • Direct contributions (cash payments) • In-kind contributions (equipment, services, sponsored hospitality, loan of company facilities, etc.) • Purchases of tables as at charitable functions We prohibit making contributions: • In exchange for business or favorable treatment by businesses or government entities • For the purposes of personally benefiting an employee or group of employees or any other individual person 5.3 We support involvement in the political process Payments of corporate contributions on behalf of the Company, whether monetary or non-monetary assets, to any domestic or foreign political party, candidate, campaign, or public official may only be made if permitted under applicable laws inside and outside the U.S. and approved in advance by the Legal Department. Security and Ethics Hotline: 1-866-699-8120 Security Reporting Website: http://insite/dept/security/incident-report 24

Notes: Security and Ethics Hotline: 1-866-699-8120 Security Reporting Website: http://insite/dept/security/incident-report

2200 West Airfield Dr, TX 29 D/FW Airport, TX 75261